EXHIBIT 99.1

Valentis, Inc.

Valentis, Inc.
Joe Markey
(650) 697-1900 x369
markey@valentis.com

VALENTIS ANNOUNCES COMPLETION OF PRIVATE PLACEMENT

BURLINGAME, CA, June 14, 2004– Valentis, Inc. (NASDAQ: VLTS) announced today that it had completed a private placement of approximately 2.2 million shares of the Company’s common stock and warrants to purchase up to approximately 670,000 additional shares of the Company’s common stock at $5.4075 per unit, for aggregate gross proceeds of approximately $12 million. The five-year warrants are exercisable at a price of $6.98 per share.  The Company issued and sold the shares of common stock and warrants to selected institutional and accredited investors, including current shareholders.  Jefferies & Company, Inc. acted as exclusive financial advisor to and sole placement agent for Valentis.

The Company intends to use these funds to accelerate the scale-up of the manufacturing of its DELTAVASC™ product that is currently in a Phase II clinical trial for peripheral arterial disease (PAD), to complete the preclinical work necessary to initiate a clinical trial of its DELTAVASC™ product in ischemic heart disease, to augment the PAD Phase II clinical trial results with future DELTAVASC™ clinical trials, and for other research and development and corporate purposes. As previously stated, results from the Phase II trial are expected at the end of the third quarter of this year.

DELTAVASC™ is a novel angiogenesis product designed to grow new blood vessels in patients suffering from peripheral arterial disease. The product is a formulation of the angiogenesis gene Del-1 with a polymer delivery vehicle.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement under the Securities Act and applicable state securities laws or exemption from those registration requirements. The Company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Valentis

Valentis is creating innovative cardiovascular therapeutics. The company begins its product development at the stage of a validated target and applies its expertise in formulation, manufacturing, clinical development and regulatory affairs to create products that fill unmet medical needs.

Additional information about Valentis can be found at www.valentis.com.

This press release contains forward-looking statements regarding the expectation of clinical trial results from the Company’s ongoing Phase II clinical trial of DELTAVASC™ at the end of the third quarter of this year and use of the funds raised in the private placement. These statements are not guarantees of future

863A Mitten Road • Burlingame, CA 94010 • Tel. (650) 697-1900 • Fax (650) 652-1990

performance and are subject to risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include the need for additional capital, the early stage of DELTAVASC™ development, uncertainties related to the timing of completing clinical trials, uncertainties related to the costs of completing clinical trials and whether clinical trial results will validate and support the safety and efficacy of the DELTAVASC™ product. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Valentis will be able to develop commercially viable gene based therapeutics. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environments. These risks and uncertainties are described more fully in the Valentis Annual Report on Form 10-K for the period ended June 30, 2003 and Quarterly Report on Form 10-Q for the period ended March 31, 2004, as filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.